Exhibit 99.1

Dyne Therapeutics Reports Third Quarter 2020 Financial Results and
Recent Highlights

- Successful Financings, including $268 Million Initial Public Offering and $116 Million Series B Expected to Fund Through Proof of Concept Data in Co-lead Programs, Myotonic Dystrophy Type 1 and Duchenne Muscular Dystrophy -

WALTHAM, Mass., November 5, 2020 – Dyne Therapeutics, Inc. (Nasdaq: DYN), a muscle disease company focused on advancing innovative life-transforming therapeutics for people living with genetically driven diseases, today reported financial results for the third quarter 2020 and recent business highlights.

“We made important progress across the business in the third quarter, including securing significant funding through multiple financings culminating with our IPO, continuing to attract exceptional leaders to Dyne with expertise in muscle and rare diseases, and generating platform-validating preclinical data that is creating momentum for our pipeline,” said Joshua Brumm, president and chief executive officer of Dyne. “We expect we have the cash resources to support our planned IND submissions for our three programs between the fourth quarter of 2021 and the fourth quarter of 2022, and to achieve proof-of-concept data for two of those – our myotonic dystrophy type 1 and Duchenne muscular dystrophy programs. Following this exciting third quarter, Dyne is well positioned to pursue our goal of becoming the world’s leading muscle disease company.”

Recent Highlights

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On September 21, 2020, Dyne completed its IPO of 14,089,314 shares of its common stock, including the full exercise by the underwriters of their option to purchase 1,837,736 additional shares, at an IPO price of $19.00 per share. Gross proceeds of the offering, before deducting the underwriting discount and commissions and offering expenses, were $267.7 million.

•	The Company continued to generate preclinical data during the quarter for its myotonic dystrophy type 1 (DM1) program:
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The importance of Transferrin 1 receptor (TfR1), which is highly expressed on muscle cells, is foundational to Dyne’s FORCE platform and approach to developing modern oligonucleotide therapeutics for serious muscle diseases. To accelerate its work across its platform and programs, Dyne developed a preclinical model for DM1 which expresses the human TfR1 receptor rather than the murine TfR1 receptor. In a preclinical study utilizing this model, two doses of the FORCE conjugate targeting TfR1 resulted in significant reductions in cytoplasmic wild type DMPK RNA in the tibialis anterior, gastrocnemius, heart and diaphragm muscles.

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In a separate study of DM1 patient cells, a single dose of Dyne’s FORCE conjugate reduced nuclear DMPK foci by approximately 40 percent as determined through a fluorescence in situ hybridization analysis.

•	In August 2020, Dyne completed its Series B preferred stock financing, raising gross proceeds of $115.7 million.

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In August 2020, Dyne appointed Susanna High, MBA, as its chief operating officer (COO). Ms. High has more than two decades of experience leading corporate strategy, portfolio management, business planning and operations for biotechnology companies. Prior to joining Dyne, her most recent position was COO of bluebird bio, and previously she held roles of increasing responsibility at Alnylam Pharmaceuticals, including as senior vice president, strategy and business integration.

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In July 2020, the Company appointed pediatric neurologist Francesco Muntoni, FRCPCH, FMedSci, to its Scientific Advisory Board. Dr. Muntoni is a global leader in clinical research into neuromuscular disease, with particular expertise in clinical care, clinical trial design and drug development for Duchenne muscular dystrophy.

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Romesh Subramanian, Ph.D., chief scientific officer, reviews Dyne’s novel approach to developing modern oligonucleotides for serious muscle diseases at TIDES Europe: Oligonucleotide & Peptide Therapeutics in a presentation that is available on demand for registered attendees at https://informaconnect.com/tides-europe/. Dr. Subramanian will also participate in a panel discussion, “Oligonucleotide Delivery Beyond Liver and Targeted Delivery,” during the virtual conference on Wednesday, November 11, 2020 at 9:45 am ET.

Third Quarter 2020 Financial Results

Cash and cash equivalents: Cash and cash equivalents were $379.6 million as of September 30, 2020 compared to $14.6 million as of December 31, 2019.

Research and development (R&D) expenses: R&D expenses were $9.7 million for the third quarter 2020 compared to $3.0 million for the third quarter of 2019.

General and administrative (G&A) expenses: G&A expenses were $3.8 million during the third quarter of 2020 compared to $0.6 million for the third quarter of 2019.

Net loss: Net loss was $13.9 million or $2.01 per common share for the third quarter 2020 compared to $5.9 million, or $2.36 per common share for the third quarter 2019.

About Dyne Therapeutics

Dyne Therapeutics is building a leading muscle disease company focused on advancing innovative life-transforming therapeutics for people living with genetically driven diseases. The Company utilizes its proprietary FORCE™ platform to overcome the current limitations of muscle tissue delivery with modern oligonucleotide therapeutic candidates. Dyne is developing a broad portfolio of therapeutics for muscle diseases, including lead programs in myotonic dystrophy type 1 (DM1), Duchenne muscular dystrophy (DMD) and facioscapulohumeral muscular dystrophy (FSHD). For more information, please visit www.dyne-tx.com, and follow us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Dyne’s strategy, future operations, prospects, plans, objectives of management, the expected timeline for submitting investigational new drug applications and achieving proof-of-concept data readouts and the sufficiency of its cash resources, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,”

“expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Dyne may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the identification and development of product candidates, including the conduct of research activities, the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies; the timing of and Dyne’s ability to submit and obtain regulatory approval for investigational new drug applications; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; Dyne’s ability to obtain sufficient cash resources to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; the impact of the COVID-19 pandemic on Dyne’s business and operations; as well as the risks and uncertainties identified in Dyne’s filings with the Securities and Exchange Commission (SEC), including the Company’s most recent Form 10-Q and in subsequent filings Dyne may make with the SEC. In addition, the forward-looking statements included in this press release represent Dyne’s views as of the date of this press release. Dyne anticipates that subsequent events and developments will cause its views to change. However, while Dyne may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Dyne’s views as of any date subsequent to the date of this press release.

Contact:

Dyne Therapeutics

Amy Reilly

areilly@dyne-tx.com

857-341-1203

Dyne Therapeutics, Inc.

Condensed Statement of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating expenses:
Research and development	$9,679	$2,982	$23,102	$6,781
General and administrative	3,841	647	6,945	1,575
Total operating expenses	13,520	3,629	30,047	8,356
Loss from operations	(13,520)	(3,629)	(30,047)	(8,356)
Other (expense income)	(400)	(2,242)	(741)	(1,100)
Net loss	$(13,920)	$(5,871)	$(30,788)	$(9,456)
Net loss per share—basic and diluted	$(2.01)	$(2.36)	$(7.51)	$(3.94)
Weighted-average common shares outstanding used in net loss per share—basic and diluted	6,920,008	2,491,487	4,100,504	2,401,039

Dyne Therapeutics, Inc.

Condensed Balance Sheet Data (Unaudited)

(in thousands)

	September 30,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$379,606	$14,632
Other assets	1,866	1,804
Total assets	$381,472	$16,436
Liabilities and Stockholders' Equity
Liabilities	14,627	2,400
Stockholders' equity	366,845	14,036
Total liabilities and stockholders' equity	$381,472	$16,436

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